Exhibit 1.2

     % Senior Notes due 2014

ALBEMARLE CORPORATION

UNDERWRITING AGREEMENT

                    , 2004

BANC OF AMERICA SECURITIES LLC UBS SECURITIES LLC BEAR, STEARNS & CO. INC. As Representatives of the several Underwriters named in Schedule I attached hereto

c/o Banc of America Securities LLC

9 West 57th Street New York,

New York 10019

c/o UBS Securities LLC

677 Washington Blvd

Stamford, Connecticut 06901

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Ladies/Gentlemen:

Albemarle Corporation, a corporation organized and existing under the laws of the Commonwealth of Virginia (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) $             in aggregate principal amount of its     % Senior Notes due 2014 (the “Notes”). The Notes are to be issued pursuant to an Indenture, dated as of             , 2004, between the Company and The Bank of New York, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated of             , 2004 (as supplemented, the “Indenture”). Banc of America Securities LLC, UBS Securities LLC and Bear, Stearns & Co. Inc. are acting as representatives (together, the “Representatives”), in connection with the offering and sale of the Notes contemplated herein (the “Offering”).

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-119723), and amendments thereto, and related preliminary prospectuses, under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of certain securities (the “Shelf Securities”) of the Company to be sold from time to time by the Company. Such registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, is hereinafter referred to as the “Registration Statement.” No other document with respect to the Registration Statement has heretofore been filed with the Commission other than the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) (as defined) with respect to the Company’s offering of shares of its Common Stock (as defined) as described in the Prospectus. All of the Notes have been registered under the Securities Act pursuant to the Registration Statement. Based on communications from the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission thereunder (including the rules and regulations of the Commission under the Exchange Act (defined below), the “Rules and Regulations”), proposes to file a prospectus supplement with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus supplement specifically relating to the Notes, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the “Prospectus Supplement”), along with the basic prospectus included in the Registration Statement at the time the Registration Statement became effective (the “Basic Prospectus”), is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus supplement or prospectus supplement subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act specifically relating to the Notes together with the Basic Prospectus is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Notes or any amendment or supplement thereto or pursuant to Rule 424 under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the material included in the last paragraph on the cover page of the Prospectus and in paragraphs 3, 6, 7, 8 and 11 (third and fourth sentences only) under the caption “Underwriting” in the Prospectus.

(c) PricewaterhouseCoopers LLP whose reports appear or are incorporated by reference in the Registration Statement and the Prospectus, who have certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement and the Prospectus, and KPMG Accountants N.V. whose reports appear or are incorporated by reference in the Registration Statement and the Prospectus, who have certified certain other financial statements and supporting schedules and information of the refinery catalysts business of Akzo Nobel N.V. (“Akzo Nobel Refinery Catalysts”) that are included or incorporated by reference in the Registration Statement and the Prospectus, each are registered public accountants as required by the Securities Act, the Exchange Act, and the Rules and Regulations.

(d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, properties or prospects of the Company and each subsidiary of the Company, taken as a whole; or (ii) the Offering or any other transaction contemplated by this Agreement, the Registration Statement or the Prospectus (a “Material Adverse Effect”). Since the date of the latest balance sheet presented, or incorporated by reference, in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, which are material to the Company and its subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

(e) The authorized, issued and outstanding capital stock of the Company (i) was, as of September 30, 2004, as set forth in the Prospectus in the column headed “Actual” under the caption “Capitalization” and (ii) after giving effect to the Offering, the offering of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) as described in the Prospectus and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, will be as set forth in the column headed “As Further Adjusted for Notes Offering” under the caption “Capitalization”, except for any immaterial changes resulting from the issuance of the Common Stock pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof. All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state and federal securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Common Stock or other equity security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

(f) The subsidiaries listed on Exhibit A hereto are the only “subsidiaries” (the “Subsidiaries”) of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and as otherwise listed on Exhibit B hereto or as disclosed in the Registration Statement and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.

(g) The Company has no “significant subsidiaries” within the meaning of Rule 405 under the Securities Act, other than Albemarle International Corporation. The Subsidiaries listed on Exhibit C hereto (the “Material Subsidiaries”) are all the Subsidiaries that are material to the business and operations of the Company. All of the issued shares of capital stock of or other ownership interests in each of the Material Subsidiaries have been duly and validly authorized and issued and are fully paid and, to the extent applicable in the jurisdiction of organization, are non-assessable and (except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”). Each of the Company and the Material Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company and is in good standing (to the extent applicable in the jurisdiction of organization) under the laws of its jurisdiction of organization. Each of the Company and the Material Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction (to the extent applicable in the relevant jurisdiction), in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except in such jurisdictions in which the failure to be so qualified or in good standing (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(h) Each of Fábrica Carioca de Catalisadores S.A., Nippon Ketjen Co., Ltd., Eurecat S.A., Eurecat U.S. Incorporated and Jordan Bromine Company Ltd. (collectively, the “Joint Ventures”) has been duly organized, validly exists as a corporation, sociedade anônima, société anonyme or limited company and is in good standing (to the extent applicable in the jurisdiction of organization) under the laws of its jurisdiction of organization. Each of the Joint Ventures is duly qualified to do business and is in good standing as a foreign corporation, sociedade anônima, société anonyme or limited company in each jurisdiction (to the extent applicable in the relevant jurisdiction), in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except in such jurisdictions in which the failure to be so qualified or in good standing (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(i) Each of the Company, the Subsidiaries and the Joint Ventures has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus, and each such Consent is valid and in full force and effect, except where the failure to be valid and in full force and effect would not (individually or in the aggregate) have a Material Adverse Effect, and neither the Company, any Subsidiary, or any Joint Venture has received notice of any investigation or proceedings which could reasonably be expected to result in the revocation of, or imposition of a restriction on, any such Consent which (individually or in the aggregate) could have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

(j) The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Notes, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement, the Indenture, the Notes, the Registration Statement and the Prospectus.

(k) This Agreement, the Indenture, the Notes and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l) The Indenture has been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m) The Notes, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(n) The Indenture and the Notes will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(o) The execution, delivery, and performance of this Agreement, the Indenture and the Notes and consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Material Subsidiary, or (iii) violate or conflict in any material respect with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, applicable to the Company or any Material Subsidiary, except in the case of clause (i) above, as would not (individually or in the aggregate) have a Material Adverse Effect.

(p) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement, the Indenture or the Notes or the consummation of the Offering and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, including the issuance, sale and delivery of the Notes to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Notes pursuant to the Registration Statement, which has become effective, qualification of the Indenture pursuant to the Trust Indenture Act, which has been accomplished, and such Consents as may be required under state securities or blue sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) or NASD Regulation, Inc. (“NASDR”) in connection with the purchase and distribution of the Notes by the Underwriters.

(q) Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary would not have a Material Adverse Effect.

(r) The acquisition of Akzo Nobel Refinery Catalysts was consummated in accordance with the terms of the International Share and Business Sale Agreement, dated as of July 16, 2004, by and between Akzo Nobel N.V. and Albemarle Catalysts International, L.L.C. and the Company, as amended and supplemented, without any waiver thereto or modification thereof.

(s) Akzo Nobel Refinery Catalysts is a Foreign Business within the meaning of Rule 1-02 of Regulation S-X of the Rules and Regulations.

(t) The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of each of (i) the Company and its consolidated subsidiaries (the “Company Financial Statements”) and (ii) Akzo Nobel Refinery Catalysts and its combined subsidiaries (the “Akzo Financial Statements”); except as otherwise stated in the Registration Statement and the Prospectus, the Company Financial Statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved and the Akzo Financial Statements have been prepared in conformity with accounting principles generally accepted in the Netherlands applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. Each of the Company Financial Statements and the Akzo Financial Statements has been prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus. The other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

(u) There are no pro forma financial statements which are required to be included or incorporated by reference in the Registration Statement and Prospectus in accordance with Regulation S-X of the Rules and Regulations which have not been included as so required. The assumptions used in preparing the pro forma financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; the related adjustments made in the preparation of such pro forma financial information give appropriate effect to those assumptions; and such pro forma financial information reflects the proper application of those adjustments to the corresponding historical financial statement amounts. The pro forma financial information and statements, as applicable, included in the Registration Statement and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and includes all adjustments necessary to present fairly in accordance with United States generally accepted accounting principles the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.

(v) The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(w) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on EDGAR. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the outstanding shares of Common Stock are listed on the NYSE (as defined in Section 13(b) below) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(x) The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

(z) Except as disclosed in the Registration Statement and the Prospectus, no person has any rights to require registration of any security as part or on account of, or otherwise in connection with, the offer and sale of the Notes contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(aa) The conditions for use of Form S-3 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

(bb) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations.

(cc) Each of the Company and the Material Subsidiaries is not now and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(dd) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described or filed.

(ee) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed or amended an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(ff) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

(gg) The Company and each Material Subsidiary own or lease all such properties as are necessary to the conduct of their respective business as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectus. The Company and the Material Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Material Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Material Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary which would (individually or in the aggregate) result in a Material Adverse Effect.

(hh) The Company and each Subsidiary (i) own or possess adequate right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus, except where the failure to own or possess such rights, either singly or in the aggregate, would not have a Material Adverse Effect; and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others, except for any such conflicts, either singly or in the aggregate, that would not result in a Material Adverse Effect. To the Company’s knowledge, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential. To the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except for such actions, suits, proceedings or claims that would not (either individually or in the aggregate) result in a Material Adverse Effect.

(ii) The Company maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct by the Company and the Subsidiaries of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability, has indicated that it intends to deny liability or is defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of its business and the value of its properties at a cost that could not reasonably be expected to have a Material Adverse Effect.

(jj) Except as disclosed in the Registration Statement and the Prospectus, each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except, in all cases, for any such taxes, assessments, governmental or other similar charges, that are being contested in good faith. No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since December 31, 2003, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary, except such tax liens that (either individually or in the aggregate) would not result in a Material Adverse Effect.

(kk) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(ll) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(mm) Except as otherwise disclosed in the Registration Statement and the Prospectus, (i) there is not any and there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances (“Hazardous Substances”) by, due to, or caused by the Company or any Subsidiary (or any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, except in compliance with any applicable Environmental Laws (defined below), and (ii) Hazardous Substances are not otherwise present at any property now or previously owned or leased by the Company or any Subsidiary, which in either case (i) or (ii) would be a material violation of or give rise to any material liability under any applicable law, rule, regulation, order, judgment, decree or permit relating to pollution or protection of human health and the environment (“Environmental Law”). Except as otherwise disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except any such assumption, undertaking or provision that (individually or in the aggregate) would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, there is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except such actions, claims, notices of noncompliance, violations, investigations and proceedings that (individually or in the aggregate) would not result in a Material Adverse Effect.

(nn) Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

(oo) Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (i) (other than with respect to the Company), (ii) and (iii) above) violations or defaults that would not (individually or in the aggregate) have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus.

(pp) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and is actively taking steps to effect compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 upon the effectiveness of such provisions.

(qq) The Company does not have any off-balance sheet arrangements within the meaning of Regulation S-K of the Rules and Regulations.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters’ shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2. Purchase of the Notes by the Underwriters.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the respective principal amount of Notes set forth opposite that Underwriter’s name in Schedule 1 hereto at a purchase price of     % of the principal amount thereof, plus accrued interest, if any, from             , 2004 to the Closing Date (as defined in Section 3).

3. Delivery of and Payment for the Notes. Delivery of and payment for the Notes shall be made at the office of Simpson Thacher & Bartlett LLP (“Underwriters’ Counsel”), at 10:00 A.M., New York City time, on                      , 2004 or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Closing Date.” On the Closing Date, the Company shall deliver or cause to be delivered the Notes evidenced by one or more global securities registered in the name of Cede & Co. as nominee of the The Depository Trust Company (“DTC”) for the account of the Underwriters against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. The Company shall make the Notes available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Closing Date. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

4. Offering of the Notes by the Underwriters.

Upon authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

5. Covenants of the Company.

(a) The Company covenants and agrees with the Underwriters that:

(i) The Registration Statement and any amendments thereto have been declared effective, and the Company will file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period and will provide evidence reasonably satisfactory to the Representatives of such timely filing.

The Company will notify you promptly (and, if requested by the Representatives, will confirm such notice in writing) (A) when any amendments to the Registration Statement become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (D) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every reasonable effort to avoid the issuance of any such stop order, (F) of the receipt of any comments from the Commission, and (G) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Preliminary Prospectus (including the Prospectus required to be filed pursuant to Rule 424(b) of the Rules and Regulations) that differs from the Preliminary Prospectus or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which the Representatives shall object in writing after being timely furnished in advance a copy thereof. The Company will provide the Representatives with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Representatives a reasonable opportunity to review and comment thereon.

(ii) The Company shall comply with the Securities Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Notes is required to be delivered under applicable law in connection with the sales of Notes, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission, subject to Section 5(a)(i) hereof, an appropriate amendment or supplement (in form and substance satisfactory to the Representatives) which will correct such statement or omission or which will effect such compliance and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(iii) The Company will promptly deliver to each of you and Underwriters’ Counsel a signed copy of the Registration Statement, including all consents and exhibits filed therewith, and all documents incorporated by reference therein, and all amendments thereto, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

(iv) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters.

(v) The Company will use its reasonable best efforts, in cooperation with the Representatives, at or prior to the time of effectiveness of the Registration Statement, to qualify the Notes for offering and sale under the securities laws relating to the offering or sale of the Notes of such domestic jurisdictions as the Representatives may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(vi) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(vii) For a period of 30 days from the date of the Prospectus, the Company will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any debt securities of, or guaranteed by, any of the Company or its Subsidiaries having a tenor of more than one year, in each case, without the prior written consent of the Representatives.

(viii) During the period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (A) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (B) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided, however, that the Company need not furnish copies of the foregoing to the extent they are available on EDGAR.

(ix) The Company will apply the net proceeds from the sale of the Notes as set forth under the caption “Use of Proceeds” in the Prospectus.

(x) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(xi) The Company will use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

(xii) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

6. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) the cost of producing the Indenture and the Notes; (v) the fees and expenses of the Trustee and any paying agent (including the fees and disbursements of any counsel to such parties); (vi) any fees charged by rating agencies for the rating of the Notes; (vii) all expenses in connection with the qualification of the Notes for offering and sale under state or foreign securities or blue sky laws as provided in Section 5(a)(v) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (viii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering; (ix) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with the attending or hosting meetings with prospective purchasers of the Notes; and (x) any transfer taxes incurred in connection with the sale of the Notes under this Agreement. The Company also will pay or cause to be paid: (x) the cost of preparing the Global Note in registered form in respect of the Notes; and (y) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that except as provided in this Section, and Sections 8, 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and transfer taxes on resale of any of the Notes by them.

7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Notes, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 7 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:

(a) The Registration Statement shall have become effective and all necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York City time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representatives; the Prospectus containing information relating to the description of the Notes and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the applicable time period; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

(b) At the Closing Date you shall have received the favorable written opinion of each of (i) Hunton & Williams LLP, counsel for the Company, (ii) Van Doorne N.V., Dutch counsel for the Company, and (iii) Luther C. Kissam, IV, general counsel of the

Company, each dated the Closing Date, addressed to the Underwriters and to the effect set forth in Annex I, Annex II and Annex III, respectively, attached hereto.

(c) All proceedings taken in connection with the sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and to Underwriters’ Counsel, and the Underwriters shall have received from Underwriters’ Counsel a favorable written opinion and letter, each dated as of the Closing Date, with respect to the Offering, the Registration Statement and the Prospectus and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 7 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or, to the Company’s knowledge, threatened by the Commission, (vi) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any event or development with a Material Adverse Effect, except as described in the Registration Statement and the Prospectus (excluding in each case any amendment or supplement thereto after the date hereof) and (vii) subsequent to the date of this Agreement, no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) nor shall any such organization have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(e) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from each of (i) PricewaterhouseCoopers LLP, registered public accountants for the Company, and (ii) KPMG Accountants N.V., registered public accountants for Akzo Nobel Refinery Catalysts, each dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel. In the case of PricewaterhouseCoopers LLP, such comfort letters shall include a statement that nothing caused them to believe that the pro forma information of the Company included in the Registration Statement does not comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X promulgated under the Securities Act or that the pro forma adjustments have not been applied properly to the historical amounts in the compilation of such statements.

(f) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the date hereof) and the Prospectus (exclusive of any supplement thereto after the date hereof), there shall not have been any change in the capital stock or long-term debt of the Company or any Material Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(g) At the Closing Date, the NASD shall have confirmed, to the extent necessary, that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(h) At or prior to the Closing Date, the Company shall have consummated its offering of          shares of Common Stock pursuant to the Prospectus dated             , 2004.

(i) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 7 shall not be satisfactory in form and substance to the Representatives and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representatives at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

8. Indemnification.

(a) The Company shall indemnify and hold harmless each Underwriter, each of the directors of each Underwriter, each of the officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonably incurred attorneys’ fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof)

arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonably incurred attorneys’ fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Notes to be purchased by such Underwriter hereunder. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter through the Representatives consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement.

(c) After receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify promptly, but in any event within 20 business days, each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8, except in the circumstance where the indemnifying party is not already a party with respect to such claim or action and the failure to give timely notice results in the forfeiture of substantive defenses by the indemnifying party). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded based on advice of counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonably incurred fees and expenses of counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company on the one hand and the Underwriters on the other hand shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of each Underwriter and each officer of each Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 9 are several in proportion to the respective number of Notes to be purchased by each of the Underwriters hereunder and not joint.

10. Underwriter Default.

(a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Notes hereunder, and if the Notes with respect to which such default relates (the “Default Notes”) do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Notes, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Notes that bears the same proportion of the total number of Default Notes then being purchased as the number of Notes set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Notes set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional Notes in principal amounts of less than $2,000 as the Representatives in their sole discretion shall make.

(b) In the event that the aggregate number of Default Notes exceeds 10% of the number of Notes, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Notes on the terms contained herein. In the event that within five calendar days after such a default the Representatives do not arrange for the purchase of the Default Notes as provided in this Section 10, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except as provided in Section 12 below) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c) In the event that any Default Notes are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Notes.

11. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 6, the indemnity agreements contained in

Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, any of their officers and directors or any controlling person thereof or by or on behalf of the Company, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Underwriters.

12. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon its execution by the parties hereto.

(b) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) if trading on The New York Stock Exchange (the “NYSE”) or The NASDAQ National Market (the “NASDAQ”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (v) (A) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes, as the case may be, on the terms and in the manner contemplated by the Prospectus.

(c) Any notice of termination pursuant to this Section 12 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 10(b) hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representatives, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

(e) Notwithstanding any termination of this Agreement, the provisions of this Section 12 and of Sections 1, 2, 6, 8, 9, 11 and 13 through 18, inclusive, shall be in full force and effect at all times after the execution hereof and shall survive any termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

13. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: Thomas M. Morrison, Telecopy: (212) 933-2217, with copies to UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut, 06901, Attention: Fixed Income Syndicate, Telecopy: (203) 719-0495 and Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention:                                         , Telecopy (212) 272-            .

(b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company at the address set forth in the Registration Statement, Attention: Luther C. Kissam, IV, Telecopy (804) 788-6094, with a copy to counsel for the Company at Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: John Owen Gwathmey, Esq., Telecopy (804) 788-8218.

provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to Banc of America Securities LLC, which address will be supplied to any other party hereto by Banc of America Securities LLC upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from any of the Underwriters.

15. Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

18. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours, ALBEMARLE CORPORATION

By:
Name:
Title:

Accepted as of the date first above written BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

BEAR, STEARNS & CO. INC.

By:
Name:
Title:

On behalf of themselves and the other Underwriters named in Schedule I hereto.

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